Exhibit 4.1

Industry Canada Industrie Canada Certificate Certificate of Amendment de modification Canada Business Loi canadienne sur Corporations Act les societes par actions Centerra Gold Inc. Name of corporation-Denomination de la societe I hereby certify that the articles of the above~named ~corporation were amended: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; d) under section191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; 412221-6 Corporation number~Numero de la societe J e certifie que les statuts de la societe susmentionnee ont ete modifies: a) en vertu de I’article 13 de la Loi canadienne sur les societes par actions, conformement a I‘avis ci-joint; b) en vertu de I‘article 27 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes designant une serie d’actions; c) en vertu de 1’ article 179 de Ia Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes; d) en vertu de I‘article 191 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes; Director- Directeur June 21, 2004/le 21Juin 2004 Date of Amendment - Date de modification Canada

JUN-21-2004 11:50 TORYS LLP TORONTO 416 865 7380 P.02 Industry Canada Industrie Canada FORM4 FORMULE 4 Canada Business Lol canadionna Bur ARTICLES OF AMENDMENT CLAUSES MOOIFICATRICES Corporations Act les societes par actions (SECTION 27 OR 177) (ARTICLES 27 OU 177) 1. Name of the Corporation – Donomination sociale de Lanocioto 2. Corporation No. – N’de la societe CENTERRA GOLD INC. 412221-6 3 – The articles of the above named corporation are amended as follows: Les soatuts da la sociate mentionnee cl-dessue sont modifies de in facon suivante: 412221-6 The certificate and articles of the Corporation are amended to create a new class of shares, unlimited in number, to be designated as Class A Shares and to have attached thereto the rights, privileges, restrictions and conditions set forth in Schedule A. Date June 17, 2004 Signature Authorized Signing Officer Canada TERRY ROGERS Jun 21 2004

JUN-21-2004 11:50 TORYS LLP TORONTO 416 865 7380 P.03 CLASS A SHARES The following are the rights, privileges, restrictions and conditions attaching to the Class A Shares: l. Voting Rights The holders of Class A Shares shall be entitled to receive notice of meetings of shareholders of the Corporation and to attend meetings of shareholders of the Corporation, but shall not be entitled to vote on any matter at meetings of shareholders, except as required by law. 2. Dividend and Distribution Rights If dividends or other distributions, including on dissolution of the Corporation, are declared or made on the common shares, they shall also be declared or made on the Class A Shares in the same amounts and on the same terms, except that the ho1ders of Class A Shares shall have no right to receive any dividend or other distribution, including on dissolution of the Corporation, which can be reasonably attributed to Kumtor Gold Company or its assets or operations. Except as noted above, holders of Class A Shares shall rank pari passu with the holders of common shares in respect of their entitlement to dividends or other distributions. 3. Conversion Each Class A Share shall automatically convert into one common share immediately following the exercise or deemed exercise of all outstanding Rights, as defined in the Insurance Risk Rights Plan Agreement, dated as of June 22, 2004 between Centerra Gold Inc. and CIBC Mellon Trust Company. 4. Adjustment Provisions A. Subdivision Adjustment If and whenever at any time while any Class A Share is outstanding, the outstanding common shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of common shares, the Class A Shares shall be similarly subdivided, redivided, changed or consolidated. B. Reclassification Adjustment If and whenever at any time while any Class A Share is outstanding, there is a reclassification or change of the common shares into other shares or a capital reorganization affecting the shares of the Corporation in any way which is not covered in paragraph 4A above or an amalgamation, consolidation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding common shares or a change of the common shares into other shares) or the sale of substantially all of the properties or assets of the Corporation to another person, each Class A Share shall become, convertible pursuant to paragraph 3 above following such reclassification, change, capital reorganization, amalgamation, consolidation, merger or

JUN-21-2004 11:50 TORYS LLP TORONTO 416 865 7380 P.04 sale, into the number of shares or other securities or properly of the Corporation or of the corporation resulting from such amalgamation, consolidation or merger or to which such sale may be made, as the case may be, that a holder of one common share was entitled to receive on such reclassification, change, capital reorganization, amalgamation, consolidation, merger or sale, The subdivision, redivision, change or consolidation of common shares into a greater or lesser number of common shares pursuant to paragraph 4A above shall be deemed not to be a reclassification or change of the capital of the Corporation or capital reorganization for the purposes of this paragraph 4B. C. Interpretation The adjustments provided for herein are cumulative, and shall apply, without duplication, to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof. After any adjustment pursuant hereto, the term “common shares” where used in the preceding paragraphs hereof shall be interpreted to mean the shares of any class or classes which, as a result of all prior adjustments pursuant hereto, each holder of Class A Shares would have been entitled to receive upon the exercise of the conversion privilege, and the number of common shares indicated in any conversion shall be interpreted to mean the number of shares of all classes which, as a result of all prior adjustments pursuant hereto, each holder of Class A Shares would have been entitled to receive upon the full exercise of the said conversion privilege. D. Notice of Adjustment Immediate1y after the occurrence of any event which requires an adjustment as provided for above, the Corporation shall forthwith give notice to each holder of Class A Shares of the particulars of such event and the required adjustment. TOTAL P.04

Industry Canada Industrie Canada Certificate Certificat of Amendment de modification Canada Business Loi canadienne sur Corporations Act les societes par actions Centerra Gold Inc. Name of corporation-Denomination de la societe I hereby certify that the articles of the above-named corporation were amended: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; 412221-6 Corporation number-Numero de la societe Je certifie que les statuts de la societe susmentionnee ont ete modifies: a) en vertu de l’article 13 de la Loi canadienne sur les societes par actions, conformement a I’avis ci-joint; b) en vertu de l’article 27 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes clesignant une serie d’actions; c) en vertu de l1article 179 de la Loi canadienne sur les soctetes par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes; d) en vertu de l’article 191 de la Loi canadienne sur les societes par actions, tel qu’il est indique dans les clauses de reorganisation ci-jointes; Director - Directeur May 7, 2004 I le 7 mai 2004 Date of Amendment - Date de modification

Industry Canada Industrie Canada Canada Business Corporations Act Loi canadienne sur les societes par actions FORM4 FORMULE4 ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES (SECTION 27 OR 177) (ARTICLES 27 OU 177) . 1 – Name of Corporation – Denomination sociale de la societe 2 – Corporation NO. – N’ de la societe 412221.6 CENTERRA GOLD lNC. 3 – The articles of the above named corporation are amended as follows: Les status de la societe mentionnee ci-dessus sont modifies da la facon suivante: The certificate and articles of the Corporation are amended to: 1. change the province in which the Corporation’s registered office is situated from the Province of Saskatchewan to the Province of Ontario; 2. create a new class of shares, unlimited in number, to be designated as Preference Shares, issuable in series, and to have attached thereto the rights, privileges, restrictions and conditions set forth in Schedule A; 3. set out the rights, privileges, restrictions and conditions attached to the common shares as set forth in Schedule A; 4. remove restrictions on share transfers by removing the restrictions on share transfers as set out in the Certificate and Articles of Incorporation dated November 7, 2002, and substituting therefor the following: There are no restrictions on the transfer of shares. 5. increase the minimum and maximum number of directors from a minimum of one (1) and a maximum of ten (10) to a minimum of three (3) and a maximum of fifteen (15) directors; 6. remove the “Other Provisions, if any” as set forth in the Certificate and Articles of Incorporation dated November 7, 2002, including annexed Schedule A thereto, and substituting therefor the following: The number of directors of the Corporation shall be determined by the Directors of the Corporation but shall be not fewer than the minimum and not more than the maximum provided in these articles. The Directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. 7. change each issued common share into 2.50343575695 common shares. Date May 6/04 Signature 4 – Capacity of Enquelt de Director and President Filed May – 7 2004 Printed Name Leonard A.Homeniuk Canada

Industry Canada Industrie Canada FORM4 FORMULE4 Canada Business Lol canadienne sur ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES Corporations Act les societies par actions (SECTION 27 OR 177) (ARTICLES 27 OU 177) 1-—Name of the Corporation • Denominationsociale de Ia société 2- Corporation No. • Nde Ia sociėté CENTERRA GOLD INC. 412221-6 3=The articles of the above·named corporallon are amended as follows: Les statuts de Ia societe mentionnee ci-dessus sont modifies de Ia facon sulvante : The certificate and articles of the Corporation are amended to: 1. change the province in which the Corporation’s registered office is situated from the Province of Saskatchewan to the Province of Ontario; 2. create a new class of shares, unlimited in number, to be designated as Preference Shares, issuable in series, and to have attached thereto the rights, privileges, restrictions and conditions set forth in Schedule A; 3. set out the rights, privileges, restrictions and conditions attached to the common shares as set forth in Schedule A; 4. remove restrictions on share transfers by removing the restrictions on share transfers as set out in the Certificate and Articles of Incorporation dated November 7, 2002, and substituting therefor the following: There are no restrictions on the transfer of shares. 5. increase the minimum and maximum number of directors from a minimum of one (1) and a maximum of ten (10) to a minimum of three (3) and a maximum of fifteen (15) directors; 6. remove the “Other Provisions, if any” as set forth in the Certificate and Articles of Incorporation dated November 7, 2002, including annexed Schedule A thereto, and substituting therefor the following: The number of directors of the Corporation shall be determined by the Directors of the Corporation but shall be not fewer than the minimum and not more than the maximum provided in these articles. The Directors of the Corporation may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders. 7. change each issued common share into 2.50343575695 common shares. Date MAY 6104 4 capacity or En quallté de Director and President department use only Alusage du ministere seulement filed deposee Printed Name Nom en lettres moulees Leonard A. Homeniuk Canadä IC 3069 (2001/11) (DSG 11/2001)

SCHEDULE A PREFERENCE SHARES The Preference Shares, as a class, shall be designated as Preference Shares and shall have attached thereto the following rights, privileges, restrictions and conditions: 1.1 Directors’ Right to Issue in One or More Series The Preference Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preference Shares of such series, the whole subject to the filing with the Director (as defined in the Canada Business Corporations Act (the “Act”)) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation. 1.2 Ranking of the Preference Shares The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the common shares of the Corporation and over any other shares ranking junior to the Preference Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on return of capital are not paid in full in respect of any series of the Preference Shares, the Preference Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preference Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preference Shares of any series may also be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the Preference Shares as a class over the common shares of the Corporation and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares. 1.3 Voting Rights Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preference Shares that such series is entitled to vote, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. 1.4 Amendment With Approval of Holders of Preference Shares The rights, privileges, restrictions and conditions attached to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preference Shares given as hereinafter specified. 1.5 Approval of Holders of the Preference Shares The approval of the holder of the Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or in respect of any other matter requiring the consent of the holders of the Preference Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preference Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preference Shares duly called for that purpose. The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preference Shares as a class, or at any joint meeting of the holders of two or more series of Preference Shares, each holder of Preference Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preference Share held.

- 3 - 2. COMMON SHARES The holders of the common shares shall be entitled to vote at all meetings of shareholders of the Corporation except meetings at which only the holders of the Preference Shares as a class or the holders of one or more series of the Preference Shares are entitled to vote, and shall be entitled to one vote at all such meetings in respect of each common share held. After payment to the holders of the Preference Shares of the amount or amounts to which they may be entitled, the holders of the common shares shall be entitled to receive any dividend declared by the board of directors of the Corporation and to receive the remaining property of the Corporation upon dissolution.

Industry Canada Industrie Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions Centerra Gold Inc. 412221-6 Name of corporation-Dénomination de la société I hereby certify that the articles of the above-named corporation were amended: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; Corporation number-Numéro de la société Je certifie que les statuts de la société susmentionnée ont été modifiés: a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint; b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses moclificatrices ci-jointes désignant une série d’actions; c) en vertu de I’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes; d) en vertu de I‘article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué clans les clauses de reorganisation ci-jointes; December 5, 2003 / le 5 décembre 2003 Director - Directeur Date of Amendment - Date de modification Canada

Industry Canada lndustrie Canada Canada Business Corporatlons Act Lol canadienne sur les sociétés par actions FORM4 ARTICLES OF AMENDMENT (SECTION 27 OR 177) FORMULE4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177) 1 -- Name of the Corporation - Dénomination sociate de le société KUMTORMOUNTAIN HOLDINGS CORPORATION 412221-6 3 --The articles of the above-named corporation are amended as follows: Les statuts de Ia société mentionnée d-dessus sont modifiés de Ia feçon sulvante : The certificate and articles of the Corporation are amended to change the name of the Corporation from Kumtor Mountain Holdings Corporation to Centerra Gold Ino. Date December 4th 2003 Signature 4 - Capacity of- En quallté do For Departmental Use only AI’usage du minislete seulment Filed Déposés Printed-Name Nom en lettres moulées

Industry Canada Industrie Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions Kumtor Mountain Holdlngs Corporation Name of corporation-Dénomination de la société I hereby certify that the articles of the above-named corporation were amended: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; 412221-6 corporation number-Nméro·de la société Je certifie que les statuts de la société susmentionnée ont été modifiés: a) en vertu de l’article 13 de Ia Loi canadienne sur les sociétiés par actions; conformément á l’avis ci-joint; b) en vertu de l’article 27 de laLoi canadienne sur les socitetes par actions; tel qu’il est indique dans les clauses modificatrices ci-jointes désignant une série d’actions; c) en vertu de 1’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indique dans les clauses modificatrices ci-jointes; d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indique dans les clauses de réorganisation ci-jointes; December 13, 2002/le 13 décembre 2002 Director - Directeur Date of Amendment- Date de modification

Industry Canada lndustrie Canada Canada Business Corporatlons Aot Lol canadienne sur les societés par actions FORM4 ARTICLES OF AMENDMENT (SECTION 27 OR 177) FORMULE4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177) 1. Name of the Corporation- Denominstion sociate de societé 4122216 CANADA LIMITED 2 - Corporation No- N’ de la société 412221-6 3. The articles of the above-named corporatlon are amended aa fallows: les statuts de Ia société mentionée ci-dessus sont modifiée de la facon sulvanie: 1. change the name of the Corporation from 4122216 Canada Limited to Kumtor Mountain Holdings Corporation; and 2. change the provinance in which the Corporation’s registered office is situated from the Province of Ontario to the Province of Saskatchewan. Date December 11 2002 Signature 4- Capacity of- En quallte de Authorized Signing officer For Departmental Use only AI’usage du minislete seulment Filed Deposes Printed Name Nom en letters moulees

Industry Canada Industrie Canada Certificate of Incorporation Certificat de constitution Canada Business Corporations Act Loi canadienne sur les sociétés par actions 4122216 CANADA LIMITED Name of corporation-Dénomination de la société I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act. 412221-6 Corporation number-Numéro de la société Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions. November 7, 2002 / le 7 novembre 2002 Director - Directeur Date of lncorporation - Date de constitution Canada

Industry Canada Industrie Canada Canada Business Corporations Act Lol canadienne sur les societes par Actions FORM 1 ARTICLES OF INCORPORATION (SECTION 6) FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6) Corporations Act societas par actions (SECTION 6) (ARTICLE 6) Name of the corporation Denomination de la societe 4122216 CANADA LIMITED 2- The province or territory in Canada where the registered office is situated La province ou le territoire au Canada ou est situe le siege Province of Ontario 3- The classes and any maximum number of shares that corporation is authorized to issue Categories et Ie nombre maximal d’actions que Ia societe est autorisee a emettre An unlimited number of common shares 4- Restrictions, If any, on share transfers Restrictions sur le transfert des actions, s’ll y a lieu The transfer of shares of the Corporation shall be restricted in that no shareholder’ shall.be entitled to, transfer any share or shares without either: a) the approval of the directors of the Corporation expressed by a resolution passed as a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors:or (b) the approval of the holders of at least a majority of shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares. 5- Number (or minimum and maximum number) of directors Nombre (ou nombre minimal et maximal) d’administrateurs Minimum of one (1); Maximum of ten (10) 6- Restrictions, If any, on the business the corporation may carry on Limites lmposees a l’activite commerciale de Ia societe, s’ll y a lieu Not applicable 7. Other provisions, If any Autres dispositions, s’ll y a lieu The annexed Schedule A is incorporated in this form, 8-Incorporators - Fondateurs Name(s)-Nom(s) Address (Including postal code) Address (Inclure le code postal ) Signature Jean D. DuGuay 67 Sixth Street, Toronto, Ontario M8V 3V1 FOR DEPARTMENTAL USE ONLY- AL’USAGE DU MINISTERE SEULEMENT Filed-Deposee Corporation No. - N’ de Ia societe 41222-6 Nov. 07 2002 IC 3419 (2001/11) DSG 11/2001 Canada

“SCHEDULE A” 7. Other provisions if any: a) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were while in that employment, and have continued after the termination of the employment to be, shareholders of the Corporation, is limited to no more than fifty (50), two or more persons who are joint registered owners of one or more shares being counted as one shareholder. b) Any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited. c) The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.